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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 31, 2000

                                    THQ INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-18813

                                   13-3541686
                      (I.R.S. employer identification no.)

                          27001 AGOURA ROAD, SUITE 325
                        CALABASAS HILLS, CALIFORNIA 91301
                         (Address of principal executive
                          offices, including zip code)

                                 (818) 871-5000
                         (Registrant's telephone number,
                              including area code)


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        ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                On August 31, 2000, the Registrant acquired all of the outstanding shares of Volition, Inc., a Delaware corporation ("Volition"), pursuant to a merger of a newly formed, wholly owned subsidiary of the Registrant with and into Volition (the "Volition Acquisition"). The consideration paid by the Registrant consisted of (i) the issuance of approximately 890,100 shares of common stock of the Registrant ("Shares"),
(ii) the assumption of stock options previously issued by Volition to its employees that, as a result of this transaction and subject to vesting, permit the holders thereof to acquire upon exercise an aggregate of approximately 109,900 Shares, and the assumption of approximately $500,000 in net liabilities. The weighted average exercise price of such options is $0.2275 per Share. This consideration was negotiated at arms length between the Registrant and Volition.

                Prior to the Volition Acquisition, the principal stockholder of Volition was Michael J. Kulas. Mr. Kulas will continue to manage Volition as its President.

                The Shares are not currently registered for resale by the holders of such Shares. The Registrant has undertaken to use its best efforts to register the resale of the Shares by October 15, 2000.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                (a) and (b) No financial statements of Volition or pro forma financial information are required to be filed as a part of this report.

                (c) The following exhibit is filed as a part of this report:

Exhibit No.                  Description of Exhibit
-----------                  ----------------------
    2                        Agreement of Merger dated as of August 31, 2000 among THQ Inc.,
                             Volition Acquisition Company, Volition, Inc. and the Stockholders
                             party thereto.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       THQ INC.


                                       By: /s/ FRED A. GYSI
                                          --------------------------------------
                                          Fred A. Gysi, Senior Vice President --
                                          Finance and Administration

Date: September 15, 2000


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